Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO THE AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT dated May 1, 2010 (the “First Amendment”) is made as of January 25, 2012 between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Maria E. Cantor (the “Employee”).

WHEREAS, the Company and the Employee previously entered into an Amended and Restated Executive Employment Agreement dated May 1, 2010 (the “Agreement”), and the parties hereto desire further to amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the promises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree further to amend the Agreement as follows:

I. Severance – Section 6.2:

The entirety of Section 6.2 shall be replaced with the following:

“6.2 In the event of a consummation of a Change in Control of the Company, and if, upon such occurrence or within the period of one year following such occurrence, the Company terminates the Employee’s employment without Cause or the Employee resigns for “Good Reason” (as defined herein), then, subject to compliance with Section 10 below, (i) all stock awards, stock options, restricted stock or restricted stock units granted to the Employee and past bonuses in the form of deferred compensation granted to the Employee shall immediately vest and remain fully exercisable through their original term with all rights; (ii) the Company shall continue to pay the Employee his then-current base salary for twenty-four (24) months; and (iii) if the Employee makes an effective COBRA election regarding group health insurance, then the Company shall continue to provide the Employee with coverage under the Company’s group health plan at the Company’s expense for a period of eighteen months following Employee’s separation from the Company. Except as otherwise required under Section 14.2, salary continuation payments referenced in Section 6.2(ii) above shall begin on the first regular pay date following Employee’s separation from service. Finally, the payments and benefits described in this Section 6.2 shall not be available if Employee’s employment terminates due to death or disability during the one-year period following a Change of Control.

II. Except as modified by this First Amendment, the Agreement remains in full force and effect.

ARIAD PHARMACEUTICALS, INC.,

By:	/s/ Harvey J. Berger, M.D.
Harvey J. Berger, M.D.
Chairman and Chief Executive Officer

EMPLOYEE,

/s/ Maria E. Cantor
Maria E. Cantor

DATED: January 25, 2012

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